CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated December 16, 1999 accompanying the financial statements of Insured Municipals Income Trust, Series 103 (2nd Discount Series) as of October 31, 1999, and for the period then ended, contained in this Post- Effective Amendment No. 15 to Form S-6.

         We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".


                                                  Grant THORNTON LLP

Chicago, Illinois
February 23, 2000